Exhibit 23.2

Consent of Ernst & Young LLP, independent registered public accounting firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 15, 2010, with respect to the consolidated financial statements of Fleetcor Technologies, Inc. and subsidiaries included in Amendment No. 1 to the Form S-1 Registration Statement (Form S-1 No. 333-166092) and related Prospectus of FleetCor Technologies, Inc. and subsidiaries, dated May 19, 2010.

/s/ Ernst & Young LLP

Atlanta, Georgia

May 19, 2010